EXHIBIT 10.24

                                  MORTGAGE NOTE

$500,000.00                                                 Due June 19, 2000
                                                          Minneapolis, Minnesota


                                  June 16, 1995


The undersigned, for value received, promises to pay to the order of WDH INVESTMENTS CO., (hereinafter called the Lender), at its office in Bloomington, Minnesota in lawful money of the United States of America the principal sum of Five Hundred Thousand and no/100 Dollars ($500,000.00), together with interest (calculated on the basis of actual days elapsed and a 360-day year) on the unpaid principal hereof, until this note is fully paid at an annual rate of 12%.

Principal and interest shall be payable in installments of $6,000.84 each, beginning on July 19, 1995 and on the same day of each month thereafter until June 19, 2000 when the entire unpaid principal and accrued and unpaid interest shall become due and payable. Each such installment when paid shall be applied first in payment of accrued interest and the balance thereof shall be applied in reduction of principal.

This Note is secured by a Combination Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Rents dated June 16, 1995.

If principal or interest hereon is not paid when due, or if any other indebtedness of the undersigned to the Lender is not paid when due, or if a garnishment summons or a writ of attachment is issued against or served upon the Lender for the attachment of any property of the undersigned in the Lender's possession or any indebtedness owing to the undersigned, or if the undersigned shall submit to the Lender any financial statement containing information which shall prove to be incorrect in any respect when made, or if the undersigned shall fail to pay when due any indebtedness the undersigned may owe for money borrowed, then, in any such event, the holder hereof may, at its option, declare this Note to be immediately payable, together with all unpaid interest accrued hereon, without notice or demand; provided, however, that if this Note is payable upon demand, nothing herein contained shall preclude or limit the holder hereof from demanding payment of this Note at any time and for any reason, without notice.

This Note shall also become automatically due and payable (including unpaid interest accrued hereon) without notice or demand should a petition be filed by or against the undersigned under the United States Bankruptcy Code, or if a trustee, receiver or similar officer is appointed for the undersigned or for the undersigned's property. If this Note is not paid on the due date, the Lender shall have the right to set off the indebtedness evidenced by this Note against any indebtedness of the Lender to the undersigned. The holder hereof may at any time renew this note or extend its maturity date for any period and release any security for, or any party to, this Note, all without notice to or consent of and without releasing any accommodation maker, endorser or guarantor. The undersigned agrees to pay all costs of collection, including attorneys' fees and legal expenses, in the event this Note is not paid when due whether suit is commenced or not, including costs and expenses in litigation, bankruptcy or insolvency proceedings. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned. This Note shall be governed by the substantive laws of the State of Minnesota. The undersigned hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth District, and the Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Note and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.


NORTH ATLANTIC TECHNOLOGIES,
INC.



By     /s/  Bruce A. Watson
   Its   President and CEO